Exhibit 10.51
Fifteenth Amendment to Loan and Security Agreement

Borrower:
(1) Cardlytics, Inc., a Delaware corporation (“Parent”)
(2) Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC), an Ohio limited liability company
(3) AFIN Intermediate Holdings, Inc. a Delaware corporation
(4) AFIN Holdings Inc., a Delaware corporation
(5) HSP EPI Acquisition, LLC, a Delaware limited liability company

Date:	February 9, 2024

    This FIFTEETH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into among, the borrowers named above (each and collectively, the “Borrower”), the lenders from time to time party to the Loan Agreement (“Lenders”) and Banc of California, a California state-chartered bank (formerly known as Pacific Western Bank) in its capacity as administrative and collateral agent for the Lenders (“Agent”).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Dosh Holdings, LLC Conversion; Reaffirmation. Borrower has informed Agent and Lenders that Dosh Holdings, LLC, a Delaware limited liability company, was converted to an Ohio limited liability company on or about January 29, 2024 (“Converted Entity”). Dosh Holdings, LLC hereby reaffirms its duties and obligations (including its grant of security interest in favor of the Agent and Lenders) under the Loan Agreement and acknowledges and agrees that (a) the Obligations are due and owing to Agent and Lenders from Converted Entity, without any defense, offset or counterclaim of any kind or nature whatsoever and (b) the Loan Agreement shall continue in full force and effect with respect to all present and future indebtedness, liabilities, guarantees and other obligations of every kind and description of the Converted Entity to Agent and Lenders, as more particularly set forth in the Loan Agreement. Furthermore, Converted Entity represents and warrants that all representations and warranties of the “Borrower” under the Loan Agreement and other Loan Documents are true and correct in all material respects as to Converted Entity.
2.Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:
1.1Amendment to Negative Covenants. Section 5.5(xviii) of the Loan Agreement is hereby amended and restated to read as follows:
“(xviii) (A) prepay any principal of or interest on, or redeem any of the 2020 Convertible Notes (other than a repurchase or settlement upon conversion on the occurrence of a “fundamental change,” and other than settlement upon conversion of the 2020 Convertible Notes in accordance with their terms, so long as in connection with any such settlement in cash (x) Borrower shall have, on a pro forma basis after giving effect to such settlement, unrestricted cash in deposit accounts with Lender in an amount equal to or greater than (i) the principal amount of the Loans then outstanding, plus (ii) $25,000,000; provided that clause (ii) shall be reduced to $22,000,00 upon Agent’s receipt of evidence (reasonably satisfactory to Agent) that Borrower has made the Bridg settlement payment of $3,000,000 on or before January 31, 2025 and shall be further reduced to $20,000,00 upon Agent’s receipt of evidence (reasonably satisfactory to Agent) that Borrower has made the Bridg settlement payment of $2,000,000 on or before June 30, 2025 and (y) at the time of any such settlement, no Default or Event of Default shall have occurred or would reasonably be expected to result from such settlement, or (B) effect any amendment to the terms of the 2020 Convertible Notes which has the effect of shortening the maturity thereof to a date prior to September 2025, or otherwise shortening any dates upon which payments of principal or
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.51

interest are due thereon, or increasing the interest rate thereon, or (C) changing the redemption, mandatory prepayment, or shortening the date after which Borrower may optionally redeem any of the 2020 Convertible Notes, or other material provisions thereof in a manner that makes them more restrictive or adverse as to Borrower; or”
1.2Amendment to Advance Rate. Section 1(a)(1)(b) of the Schedule to the Loan Agreement which current reads as follows:
“(b)    50% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).
Agent may, from time to time, adjust the Advance Rate, in its Good Faith Business Judgment, upon notice to Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral or Borrower.”
is hereby amended and restated to read as follows:
“(b)    75% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above).
Agent may, from time to time, adjust the Advance Rate, in its Good Faith Business Judgment, upon notice to Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral or Borrower.”
1.3Amendment to Ancillary Services Limit. That portion of the Schedule to the Loan Agreement which current reads as follows:
"Ancillary Services Limit:     $1,500,000.”
is hereby amended and restated to read as follows:
"Ancillary Services Limit:     $1,750,000.”
1.4Amendment to Revolving Loan Interest Rate. Section 2(a) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“(a) Revolving
Loans:    The Revolving Loans shall bear interest at a rate per annum, equal to the sum of (a) Prime Rate in effect from time to time, plus (b) 0.25%.”
1.5Amendment to Financial Covenants. Section 5 of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“5. FINANCIAL COVENANTS
(Section 5.1):    Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:
Minimum Cumulative
Adjusted EBITDA:    Borrower shall maintain a cumulative minimum Adjusted EBITDA of not less than the following amounts during the following periods:

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.51

Period Ended
Minimum Cumulative Adjusted EBITDA
(000s omitted)
“( )” denotes negative Adjusted EBTIDA, in which case Minimum Cumulative Adjusted EBITDA cannot exceed (i.e., be more negative than) the negative amounts set forth below

3-months ending March 31, 2024	[***]
6-months ending June 30, 2024	[***]
9-months ending September 30, 2024	[***]
12-months ending December 31, 2024	[***]

    As used herein “Adjusted EBITDA” shall mean, for any applicable period, (a) EBITDA for such period, as defined in Section 4 of the Schedule and determined in accordance with GAAP; plus, (b) fees and costs paid, relating to the “First Anniversary Payment Amount” as defined in the Bridg Acquisition Agreement”; plus (c) other fees, costs and expenses permitted by the Agent on a case-by-case basis, minus (d) capitalized software development expenses.
Minimum
Cash:    Borrower shall at all times maintain unrestricted cash in demand deposit accounts with Agent of not less than [***], which shall be measured (i) on a monthly basis commencing with the month ending January 31, 2024 and the end of each calendar month thereafter and (ii) in connection with each request for Revolving Loans.”

3.Facility Fee. In consideration for Agent and Lenders entering into this Amendment, Borrower shall concurrently pay to Agent for the benefit of Lenders a fee in the amount of [***], which shall be non-refundable and in addition to all interest and other fees payable to Agent for benefit of Lenders under the Loan Documents. Agent is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Agent.
4.Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.
5.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
6.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.51

does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
7.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent.
8.Applicable law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT INCLUDING AND GIVING EFFECT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT ANY SUCH OTHER LOAN DOCUMENT EXPRESSLY SELECTS THE LAW OF ANOTHER JURISDICTION AS GOVERNING LAW THEREOF, IN WHICH CASE THE LAW OF SUCH OTHER JURISDICTION SHALL GOVERN.
9.Consent to Jurisdiction. The provisions of Section 9.21 of the Loan Agreement titled: “Consent to Jurisdiction” shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.
10.General Provisions. Borrower (including Converted Entity) hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
11.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.51

Borrower: CARDLYTICS, INC. By:_/s/ Nick Lynton_______________________ Name: Nick Lynton Title: Chief Legal and Privacy Officer	Agent and Lender: BANC OF CALIFORNIA By:_/s/ Mykas Degesye__________ Name: Mykas Degesys Title: Senior Vice President
Borrower/Converted Entity: DOSH HOLDINGS LLC By:_/s/ Nick Lynton_______________________ Name: Nick Lynton Title: Manager
Borrower: AFIN INTERMEDIATE HOLDINGS INC. By:_/s/ Nick Lynton_______________________ Name: Nick Lynton Title: President, Treasurer and Secretary
Borrower: AFIN HOLDINGS INC. By:_/s/ Nick Lynton_______________________ Name: Nick Lynton Title: President, Treasurer and Secretary
Borrower: HSP EPI ACQUISITION, LLC By:_/s/ Nick Lynton_______________________ Name: Nick Lynton Title: Manager and President

[Signature Page—Fifteenth Amendment to Loan and Security Agreement]
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.